UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Oncology Institute, Inc.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY COPY SUBJECT TO COMPLETION DATED APRIL 22, 2024

18000 Studebaker Rd., Suite 800

Cerritos, California 90703

LETTER TO STOCKHOLDERS

_____________, 2024

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of The Oncology Institute, Inc. on June 13, 2024, at 11:00 A.M. Pacific Time. The annual meeting will be a completely “virtual” meeting. You will be able to attend the annual meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.proxydocs.com/TOI and entering the control number included on your proxy card or in the instructions that accompany your proxy materials.

Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the annual meeting, your vote is important and we encourage you to vote promptly. You may vote by either marking, signing and returning the enclosed proxy card or using the telephone or voting on the internet. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. If you attend the annual meeting you will have the right to revoke the proxy and vote your shares virtually at the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

Sincerely yours,

DANIEL VIRNICH

CHIEF EXECUTIVE OFFICER

THE ONCOLOGY INSTITUTE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 13, 2024

When	Thursday, June 13, 2024 at 11:00 a.m. PDT		How to Vote in Advance

Where	Virtually at www.proxydocs.com/TOI	By Mail	Complete, sign, date and return your proxy card or voting instruction form

Proposal 1	Election of nine nominees named in the proxy statement to serve on the Board of Directors. The Board of Directors recommends a vote “FOR” each nominee.
Proposal 2	Ratification of the appointment of BDO USA, P.C. (“BDO”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024. The Board of Directors recommends a vote “FOR”.	By Internet	You can vote your shares online at www.proxypush.com/TOI
Proposal 3	Approval, for the purposes of Nasdaq Listing Rule 5635, of the issuances of the maximum number of shares of Common Stock underlying our Secured Senior Convertible Notes and Warrants to purchase Common Stock. The Board of Directors recommends a vote “FOR”.	By Phone	You can vote your shares by calling 1-866-308-2713
Any other business which may properly come before the annual meeting or any adjournment or postponement. In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to questions of general interest to stockholders.		Your vote is important. Please vote as soon as possible by one of the methods shown above. Be sure to have your proxy card, voting instruction form or Notice of Internet Availability in hand and follow the below instructions:

Who Can Vote	Only owners of record of the Company’s issued and outstanding common stock as of the close of business on April 15, 2024. Each share of common stock is entitled to one vote.	IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2024

Date of Mailing	We intend to mail a Notice of Internet Availability of Proxy Materials on or about May 3, 2024.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials to stockholders by providing access to the materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) has been mailed to the majority of our stockholders, while other stockholders will instead receive paper copies of the documents accessible on the Internet. We will first send and/or make available this Proxy Statement and the form of proxy for our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to our stockholders on or about May 3, 2024. It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting. If you are the registered holder of your shares and are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Internet Availability Notice previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders of record during the Annual Meeting.

THE ONCOLOGY INSTITUTE, INC.

BY ORDER OF THE BOARD OF DIRECTORS

DANIEL VIRNICH

CHIEF EXECUTIVE OFFICER

Cerritos, California

Dated: ____________, 2024

Page
PROXY STATEMENT SUMMARY	1
PROPOSAL 1: ELECTION OF NINE DIRECTORS	5
CORPORATE GOVERNANCE	10
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	17
AUDIT COMMITTEE REPORT	19
PROPOSAL 3: APPROVAL, FOR THE PURPOSES OF NASDAQ LISTING RULE 5635, OF THE ISSUANCES OF THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK UNDERLYING OUR SECURED SENIOR CONVERTIBLE NOTES AND WARRANTS TO PURCHASE COMMON STOCK	20
EXECUTIVE OFFICERS	24
EXECUTIVE AND DIRECTOR COMPENSATION	26
2023 DIRECTOR COMPENSATION	32
EQUITY COMPENSATION PLAN INFORMATION	34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
DELINQUENT SECTION 16(A) REPORTS	39
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	40
STOCKHOLDER PROPOSALS	41
STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS	42
OTHER MATTERS	43
AVAILABLE INFORMATION	43

THE ONCOLOGY INSTITUTE, INC.

18000 Studebaker Rd., Suite 800

Cerritos, California 90703

PROXY STATEMENT SUMMARY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of The Oncology Institute, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders. This Proxy Statement and related materials are first being sent or made available to stockholders on or about      , 2024. References in this Proxy Statement to “we,” “us,” “our,” or the “Company” refer to The Oncology Institute, Inc. and its consolidated subsidiaries, and references to the “Annual Meeting” are to the 2024 annual meeting of stockholders. When we refer to the Company’s fiscal year, we mean the annual period ended on December 31, 2023. This proxy statement covers our 2023 fiscal year, which was from January 1, 2023 through December 31, 2023, or fiscal 2023. This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

Our Annual Meeting

Date and Time	June 13, 2024 at 11:00 a.m. PDT	Place	Virtually at www.proxydocs.com/TOI
Record Date	April 15, 2024	Who Can Vote	Only owners of record of the Company’s issued and outstanding common stock as of the close of business on April 15, 2024. Each share of common stock is entitled to one vote.
Number of Shares Outstanding as of Record Date	74,313,404 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”)

At the Annual Meeting, the stockholders of the Company will be asked to vote on the three proposals below. Your vote is very important. Accordingly, whether or not you plan to attend the Annual Meeting, you should vote by using one of the methods described in these proxy materials. You may vote your shares at the Annual Meeting by voting via the Internet or by telephone as described in these proxy materials or by having your shares represented at the Annual Meeting by a valid proxy. If your shares are not registered directly in your name (e.g., you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions detailed on the notice or voting instruction form you receive from your broker or other nominee. A list of all stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.

Item	Proposals		Board Vote Recommendations	Page#
1	Election of nine directors	✓	FOR each director nominee	4
2	Ratification of the appointment of BDO USA, P.C. as the independent registered public accounting firm of the Company for 2024	✓	FOR	14
3	Approval, for the purposes of Nasdaq Listing Rule 5635, of the issuances of the maximum number of shares of Common Stock underlying our Secured Senior Convertible Notes and Warrants to purchase Common Stock	✓	FOR	17

Any stockholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by delivering to the General Counsel of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendation of the Board of Directors.

The costs and expenses of preparing, assembling, printing and mailing the Internet Availability Notice, this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. Proxies will be solicited through the Internet and the mail and may be solicited by our officers, directors and employees in person or by telephone, email or facsimile. They will not receive additional compensation for this effort. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners. The Company may retain the services of a proxy solicitation firm if, in the Board’s view, it is deemed necessary or advisable. Although the Company does not currently expect to retain such a firm, it estimates that the fees of such firm could be up to $20,000, plus out-of-pocket expenses, all of which would be paid by the Company.

Election of Nine Directors	✓	OUR BOARD RECOMMENDS YOU VOTE “FOR” EACH DIRECTOR NOMINEE

			Committee Membership
Name	Age	Primary Occupation	Board of Directors	Audit Committee	Nominating and Corporate Governance	Compensation	Compliance
Brad Hively	45	Director of the Company	✓				✓
Richard Barasch	70	Founding Partner, RAB Ventures LLC	✓
Maeve O’Meara Duke	42	Chief Executive Officer, Castlight Health	✓		✓
Karen Johnson	63	Interim CEO, March of Dimes	✓		✓		✓
Mohit Kaushal	45	Senior Advisor, General Atlantic	✓			✓	✓
Anne McGeorge	63	Retired	✓	✓		✓
Gabriel Ling	42	Co-Founder of M33 Growth	✓
Mark Pacala	68	Managing Partner, Essex Woodlands Health Investors	✓	✓		✓
Daniel Virnich	45	Chief Executive Officer of the Company	✓

Ratification of Appointment of Independent Registered Public Accounting Firm	✓	OUR BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C.
Approval, for the purposes of Nasdaq Listing Rule 5635, of the issuances of the maximum number of shares of Common Stock underlying our Secured Senior Convertible Notes and Warrants to purchase Common Stock	✓	OUR BOARD RECOMMENDS YOU VOTE “FOR” THE APPROVAL FOR THE PURPOSES OF NASDAQ LISTING RULE 5635, OF THE ISSUANCES OF THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK UNDERLYING OUR SECURED SENIOR CONVERTIBLE NOTES AND WARRANTS TO PURCHASE COMMON STOCK

Quorum Requirements

In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the shares of the Common Stock entitled to vote at the Annual Meeting must be present at the meeting or represented by proxy. Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Required Vote

Each share of our Common Stock outstanding on the record date is entitled to one vote on each of the nine director nominees. Each share of our Common Stock outstanding on the record date is entitled to one vote on each other matter. For the election of directors, the nominees to serve as directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election. You may vote “For” or “Withhold” with respect to the director nominees. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have no effect on the election of directors. With respect to Proposal 2 and Proposal 3, approval requires the affirmative vote of a majority in voting power of the shares in attendance at the meeting or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against each of Proposal 2 and Proposal 3 because they are counted for purposes of determining the presence of a quorum but are not counted as in favor of the proposal.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by stock exchange rules and regulations. Proposal 2 regarding ratification of the appointment of our independent auditors is a routine matter. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares of Common Stock on Proposal 2. Accordingly, we do not expect there to be any broker non-votes for Proposal 2. However, if your shares are held in an account at a bank or brokerage firm, that bank or brokerage will not be permitted to vote your shares of Common Stock with respect to Proposal 1 or Proposal 3 unless you provide instructions as to how your shares should be voted. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Broker non-votes, if any, will have no effect on each of Proposals 1 , 2 and 3.

Additional Information Regarding the Internet Availability of Our Proxy Materials

We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we sent to the majority of our stockholders an Internet Availability Notice regarding the Internet availability of the proxy materials for this year’s Annual Meeting. Other stockholders were instead sent paper copies of the proxy materials accessible on the Internet. Instructions on how to access the proxy materials over the Internet or to request a paper copy can be found in the Internet Availability Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by going to www.investorelections.com/TOI and following the instructions or calling 1-866-648-8133. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates or changes such election.

Please note that you cannot vote your shares by filling out and returning the Internet Availability Notice. The Internet Availability Notice does, however, include instructions on how to vote your shares.

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” In that case, either the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 have each been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In such case, either a notice similar to the

Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 should have been provided (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

Emerging Growth Company Status

The Company qualifies as an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and has elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

PROPOSAL 1: ELECTION OF NINE DIRECTORS

✓	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED BELOW.

General

Our Third Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) provides for the annual election of directors. As a result, each member of our Board of Directors will be elected each year.

On the recommendation of the nominating and corporate governance committee of our Board of Directors, our Board of Directors, including its independent directors, selected and approved Richard Barasch, Brad Hively, Maeve O’Meara Duke, Karen Johnson, Mohit Kaushal, Gabriel Ling, Anne McGeorge, Mark Pacala and Daniel Virnich as nominees for election as directors, being elected at the Annual Meeting, each to serve for a term of one year, expiring at the 2025 annual meeting of the stockholders or until his or her successor is duly appointed or elected and qualified or until his or her earlier death, resignation or removal. We are not aware of any arrangements or understandings between the director nominees and any other person pursuant to which such persons were selected as a director nominee.

Eight of our nine director nominees, Richard Barasch, Brad Hively, Maeve O’Meara Duke, Karen Johnson, Mohit Kaushal, Gabriel Ling, Anne McGeorge and Mark Pacala, currently serve as members of our Board of Directors. Daniel Virnich, our Chief Executive Officer, currently does not sit on the Board of Directors. All of our nominees have agreed to serve if elected. If so instructed, the proxy holders will vote the proxies received by them FOR the nominees. The proxy cannot be voted for a greater number of persons than nine.

Required Vote

Each share of our Common Stock outstanding on the record date is entitled to one vote on each of the nine director nominees. The nominees to serve as directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election. You may vote “For” or “Withhold” with respect to the director nominees. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have no effect on the election of directors.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by stock exchange rules and regulations. Proposal 1 is not a routine matter. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage will not be permitted to vote your shares of Common Stock with respect to this proposal, unless you provide instructions as to how your shares should be voted. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Because broker non-votes are not considered entitled to vote on Proposal 1, such broker non-votes, if any, will have no effect on Proposal 1.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the election of the director nominees, Richard Barasch, Brad Hively, Maeve O’Meara Duke, Karen Johnson, Mohit Kaushal, Gabriel Ling, Anne McGeorge, Mark Pacala and Daniel Virnich. If so instructed, the proxy holders will vote the proxies received by them FOR the election of all the director nominees.

Directors and Nominees

The following table and biographical information set forth certain information about Richard Barasch, Brad Hively, Maeve O’Meara Duke, Karen Johnson, Mohit Kaushal, Gabriel Ling, Anne McGeorge, Mark Pacala and Daniel Virnich. Such information is current as of the record date. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should be nominated to serve on our Board of Directors in light of our business. There is no family relationship between any of our executive officers, directors, or director nominees. Six of the nine director nominees, Richard Barasch, Brad Hively, Maeve O’Meara Duke, Karen Johnson, Mohit Kaushal and Anne McGeorge have each served as a director of the Company since November 12, 2021. Two of the nine director nominees, Gabriel Ling and Mark Pacala, have each served as a director of the Company since September 21, 2022.

We were originally incorporated in Delaware on November 19, 2019 as a special purpose acquisition company (f/k/a DFP Healthcare Acquisition Corp.). On November 12, 2021, we consummated our business combination with TOI Parent, Inc. (the “Business Combination”) pursuant to the Agreement and Plan of Merger, dated as of June 28, 2021 (the “Merger Agreement”), by and among DFP Healthcare Acquisitions Corp., Orion Merger Sub I, Inc., Orion Merger Sub II, LLC and TOI Parent, Inc. In connection with the closing of the Business Combination, TOI Parent, Inc. (“Legacy TOI”) became our wholly-owned subsidiary, and we changed our name to The Oncology Institute, Inc.

Name	Age	Position
Richard Barasch	70	Chairman of the Board
Brad Hively	45	Vice Chairman of the Board
Maeve O’Meara Duke	42	Director
Karen Johnson	63	Director
Mohit Kaushal	45	Director
Gabriel Ling	42	Director
Anne McGeorge	63	Director
Mark Pacala	68	Director
Daniel Virnich	45	Director

Non-Employee Director Nominees

Richard Barasch has served as our Chairman since the formation of the Company in November 2019. He served as the Chairman, President and Chief Executive Officer of DFP Healthcare Acquisitions Corp. (“DFP”) from its formation in November 2017 until the closing of its initial business combination with AdaptHealth Corp in November 2019. Since the merger, Mr. Barasch has continued to serve as AdaptHealth’s Chairman, and since July 2023, its Interim Chief Executive Officer. In addition, he served as Executive Chairman of Deerfield Healthcare Technology Acquisitions Corp. (“DFHT”) until the closing of its initial business combination with IMC Medical Group Holdings, LLC (“IMC”) and CareMax Medical Group, L.L.C. (together with IMC, “CareMax”), which Mr. Barasch served as Executive Chairman until February 2022. Mr. Barasch was Chief Executive Officer of Universal American Corp., a publicly-traded health insurance and services company focused on the senior market and government programs, from 1995 until Universal American’s acquisition by WellCare Health Plans in May 2017. He also was a founding partner of RAB Ventures LLC, formed to invest in growth healthcare companies. He serves on the Board of Advisors, Mailman School of Public Health, Columbia University, and the Advisory Board of the Health Policy and Management program at the Mailman School of Public Health. Currently, his public company directorships include our Company and AdaptHealth, and he also serves on the board of one private company. Through these activities, Mr. Barasch has developed an extensive network of contacts throughout the healthcare industry and speaks regularly at industry conferences as a healthcare services expert. Mr. Barasch graduated from Swarthmore College and Columbia University Law School. Mr. Barasch was selected to serve on the board of directors due to his significant experience managing and investing in healthcare companies.

Brad Hively has served as director on our Board since November 2021 and from November 2021 through June 30, 2023, he also served as our Chief Executive Officer. Effective June 30, 2023, Mr. Hively transitioned from serving as our Chief Executive Officer to serving as the Vice Chairman of the Board. Mr. Hively also previously served as a member of the board of directors for Legacy TOI from 2018 until the closing of the Business Combination in November 2021 and as Chief Executive Officer of Legacy TOI from 2019 until the closing of the Business Combination. Prior to joining Legacy TOI, Mr. Hively served as a principal for RLH Equity Partners (“RLH”) from 2016 to 2019 and continues to serve as a Strategic Advisor for RLH. From 2014 to 2015, Mr. Hively served as President of Health Essentials, which provided high-touch, value-based care to post-acute and palliative care patients. Prior to Health Essentials, from 2009 to 2014, Mr. Hively served as Senior Vice President of Operations at Heritage Provider Network, one of the largest physician groups in the U.S., and one of the pioneers of value-based care. Mr. Hively also held roles with several leading private equity firms, including TA Associates, General Atlantic, and RLH. He currently serves on the board of Unio Health Partners and Sequel Ortho (f/k/a Ortho Nebraska), both of which are private companies. Mr. Hively holds a B.A. in Business Economics from the University of California, Los Angeles and an MBA from the Stanford University Graduate School of Business. Mr. Hively was selected to serve on the board of directors due to his significant experience managing healthcare companies.

Maeve O’Meara Duke has served as a director on our Board since November 2021 and is the Chief Executive Officer of Castlight Health, Inc. (“Castlight”), a position she has held since July 2019. Ms. Duke joined Castlight in 2010 and has served in various capacities, including from July 2018 to July 2019, as Castlight’s Chief Product Officer and Executive Vice President of Product and Customer Experience. Castlight was a public company until its acquisition by Vera Whole Health, Inc. in February 2022, at which time, Castlight deregistered its shares from trading on the New York Stock Exchange. She continues to serve on Castlight’s board, a position she has held since July 2019, when Castlight was a public company. She brings a wealth of experience from joining a company pre-product to scaling to initial public offering and mergers and acquisitions. Ms. Duke holds an MBA from the Stanford Graduate School of Business and a B.A. in Economics from the University of Virginia. Ms. Duke was selected to serve on the board of directors as a result of her extensive knowledge of the healthcare industry, technology expertise, and her experience leading a publicly traded healthcare company.

Karen M. Johnson has served as a director on our Board since November 2021 upon closing of the Business Combination. Since 2020, Ms. Johnson has been serving as the Medicare Officer at Health Net, a Centene Corporation company, where she leads the building of strategies and operations for the Medicare line of Health Net’s business. Prior to her current role at Health Net, from June 2016 to 2020, she served as Medicare Regional President for WellCare (acquired by Centene) for Arizona, California, Hawaii, Missouri and Washington. In this role, she oversaw finances, network growth and provider relations, among other duties. Prior to her role at WellCare, Ms. Johnson served as Senior Vice President of Clinical Services at Health Essentials. While in this role, she launched a clinical care model, driven by a home-based supportive care program designed to support high-risk patients and end-of-life care. Prior to her role at Health Essentials, Ms. Johnson was an executive with UnitedHealthcare, where she worked to drive growth in their government sponsored programs. Ms. Johnson earned a Bachelor of Science degree in nursing from the University of Michigan and a Juris Doctorate from Michigan State College of Law. She also holds an Executive Certificate from the Wharton School of Business. She has served on the Board of Directors for several organizations, and currently serves on the Board of Boys and Girls Clubs Pacific Region, Bon Secours Mercy Foundation, ONEgeneration and Clever Care Health Plan, where she variously serves on the education, fundraising, philanthropy and compliance and audit committees. She has previously served on the boards of The YWCA, Planned Parenthood, St. Luke’s Foundation, United Way and the American Diabetes Association. None of these organizations are public companies. Ms. Johnson was selected to serve on the board of directors due to her extensive experience in operational leadership roles at healthcare services companies.

Dr. Mohit Kaushal has served as a director of our Board since March 2020. He has had an extensive career within investing, clinical medicine, academia and public policy. Dr. Kaushal is a practicing emergency room physician and since 2016, has served as a senior advisor to General Atlantic, a global growth equity firm. In addition, he has served as an Adjunct Professor at Stanford University with a joint position within the newly created Biomedical Data Science Department and the Medical School’s Clinical Excellence Research Center. He was a partner in Aberdare Ventures from 2013 to 2014. During his time in the Obama administration, he was a member of the White House Health IT task force; a cross-agency team implementing the technology aspects of the Affordable Care Act and testified to Congress on the application of technology and payment reform to the Medicare population. He also built and led the first dedicated healthcare team at the Federal Communications Commission, where his team initiated collaboration with the Food and Drug Administration (“FDA”) for the regulatory streamlining of converged telecommunications, data analytics and medical devices leading to the release of the mobile medical applications guidance by the FDA. In addition, his team reformed the Rural Healthcare Fund to create the Healthcare Connect Fund, which aligned the funding mechanism with wider healthcare payment policy and technology reform. He holds an MBA from the Stanford Graduate School of Business and an MD with distinction from Imperial College of Science, Technology and Medicine, London. Dr. Kaushal is a lead investor, board member or advisor to numerous transformational healthcare companies, including Emyria Pty Ltd., a company whose securities are publicly-traded on the Australian Securities Exchange. All of his other current directorships are on the boards of private companies. Dr. Kaushal was selected to serve on the board of directors due to his significant management experience in the healthcare and technology industries.

Gabriel Ling has served as a director on our Board since September 2022. Since May 2017, he has served as the Co-Founder and Managing Director of M33 Growth, LLC, a Boston-based venture capital and growth equity firm that invests in emerging technology and healthcare companies and partners with founders to rapidly grow their businesses. Mr. Ling has led investments in companies including Acclivity Health Solutions, Inc., Dependable Health Services, YAPI, Inc. and RHI Group. He currently sits on the boards of multiple private companies. Mr. Ling holds a Bachelor of Arts from Yale University. Mr. Ling was selected to serve on the board of directors due to his significant experience managing and investing in the healthcare and technology industries.

Anne McGeorge has served as a director on our Board since November 2021 and has over 35 years of experience providing strategic guidance and operational and financial oversight to health care organizations. Ms. McGeorge has served as an adjunct professor at the University of North Carolina’s School of Public Health since August 2005. Before her retirement in July 2017, Ms. McGeorge served as Managing Partner of Grant Thornton LLP’s Health Care Industry Practice from 2006 to July 2017 and as Global Managing Partner for Grant Thornton International’s Health Care Industry Practice from 2015 to July 2017. Ms. McGeorge was formerly a partner at Deloitte LLP and Arthur Andersen LLP. Ms. McGeorge currently serves on the board of directors and as the chair of the Audit Committee of Dianthus Therapeutics, Inc., a publicly-held clinical-stage biotechnology company and from October 2020 to April 2022 served on the board of directors and as chair of the Audit Committee of SOC Telemed, Inc., a publicly-held specialty telemedicine company. She also serves on the board of directors of multiple private companies and charitable organizations. Ms. McGeorge was selected to serve on the board of directors due to her significant finance, accounting, and risk management experience.

Mark Pacala has served on our Board since September 2022 and previously served on the board of Legacy TOI from 2018 to 2020. Mr. Pacala has been serving as a Senior Advisor of a number of private equity firms, including Iron Point Partners, New Spring Capital health, Archimedes health Investors and Harkness Capital Partners. He also serves on the board of several portfolio companies in the healthcare industry, all of which are private companies. Previously, Mr. Pacala held leadership positions in the Marriott Corporation and the Walt Disney Corporation. Mr. Pacala holds a B.A. in Economics from Hamilton College and an MBA from Harvard Business School. Mr. Pacala was selected to serve on the board of directors due to his experience working with and serving as a director of a number of healthcare companies.

Employee Director Nominees

Daniel Virnich has served as our Chief Executive Officer since June 2023, and before that, as our President since March 2022 and our Chief Operating Officer since 2020. Prior to joining TOI, from 2018 to 2019, Dr. Virnich was the market president of DaVita Medical Group, Florida region, a Medicare Advantage at-risk provider group serving over 90,000 Medicare Advantage members with over 1,400 teammates and clinicians. Prior to this role, Dr. Virnich was a Senior Vice President of Operations in the California region with DaVita Medical Group from 2015 to 2018. Dr. Virnich previously served as the Chief Medical Officer of TeamHealth Acute Care Services, working with hospitals and healthcare systems across 26 states. Dr. Virnich holds a BA in Biology from The University of Chicago, an MD from the Pritzker School of Medicine at the University of Chicago where he was elected to Alpha Omega Alpha, and an MBA from Kellogg School of Management at Northwestern University. We believe that due to Dr. Virnich’s demonstrated experience and leadership skills, and because of his current role as our Chief Executive Officer, Dr. Virnich is well positioned to bring key experience and insights into the boardroom and to the daily operations of our Company.

CORPORATE GOVERNANCE

We structure our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of this corporate governance include:

a.

membership on each of our three key committees, our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, consists solely of independent directors, and our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

b.	at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC; and

c.	we have begun to and will continue to implement a range of other corporate governance best practices, including implementing a robust director education program.

Leadership Structure of the Board

The roles of our Chairman and our Chief Executive Officer have been separated. We believe that this is appropriate under current circumstances because it allows management to make the operating decisions necessary to manage the business, while separating out the oversight function of the Board and operating decisions. We feel that this has provided an appropriate balance of operational focus, flexibility and oversight. We do not separately have a lead independent director. Currently, Mr. Barasch, as Chairman of the Board, participates in setting the agenda of Board and committee meetings, facilitating communications among members of the Board and management, and maintaining the focus and punctuality of Board and committee meetings. Mr. Barasch also currently leads the efforts in evaluating our Chief Executive Officer and in succession planning, considering Board committee membership and leadership, and presiding at annual meetings of stockholders.

Affirmative Determinations Regarding Director and Nominee Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Ms. Johnson, Dr. Kaushal, Ms. McGeorge, Ms. O’Meara Duke, and Mr. Pacala are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Background and Experience of Directors

Our nominating and corporate governance committee is responsible for, among other things, identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors, overseeing succession planning for our Chief Executive Officer and other executive officers, periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our board of directors, overseeing an annual evaluation of the effectiveness of our Board of Directors and its committees, and developing and recommending to our Board of Directors a set of corporate governance guidelines.

Risk Oversight Function of the Board

The Board has allocated responsibilities for overseeing risk associated with the Company’s business among the Board as a whole and the committees of the Board. In performing its risk oversight function, the Board is responsible for overseeing management’s development and execution of appropriate business strategies to mitigate the risk that such strategies will fail to generate long-term value for the Company and its stockholders or that such strategies will motivate management to take excessive risks. The Board periodically reviews information regarding the Company’s financial, operational, and strategic risks, including macroeconomic risks.

Each of the four committees of the Board is responsible for overseeing the management of risks that fall within the committee’s areas of responsibility, including identifying, quantifying, and assisting management in mitigating risks. In performing this function, each committee has full access to management, as well as the ability to engage advisors. As set forth in its charter, the Audit Committee is responsible for managing the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures. In addition, the Audit Committee is responsible for addressing risks associated with related party transactions and concerns and complaints related to accounting and auditing matters. The Audit Committee provides regular updates to the entire Board. The Compensation Committee is responsible for overseeing the risk management related to the Company’s compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and overall effectiveness of the organization of the Board. The Compliance Committee manages risks relating to the Company’s compliance with federal and state laws and regulations relating to healthcare.

Attendance at Meetings

During the year ended December 31, 2023, our Board of Directors met a total of twenty times. Of our eight current members of the Board of Directors, each of them attended at least 75% of the meetings of our Board of Directors and the meetings of any of our board committees on which each member of the Board of Directors served that were held during the term of each such director.

Our Board of Directors and each of the board committees also acted by way of various unanimous written consents during the year ended December 31, 2023. In addition, the Audit Committee and the Board of Directors met, at times, without management present in executive session.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting of Stockholders, we encourage our directors to attend. We anticipate that at least a majority of our Board of Directors will attend the Annual Meeting in 2024.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Compliance Committee. The composition and responsibilities of each committee are described below. Our Board of Directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

The current composition of each board committee is set forth below.

Director	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee	Compliance Committee
Brad Hively				✓
Richard Barasch*
Maeve O’Meara Duke		✓	✓
Karen Johnson			C	✓
Mohit Kaushal	C			C
Anne McGeorge	✓	C
Gabriel Ling*
Mark Pacala	✓	✓

✓	Member
C	Chairperson
*	Does not serve on any committees

Audit Committee

Our Audit Committee currently consists of Ms. McGeorge, Ms. Duke and Mr. Pacala, with Ms. McGeorge serving as chair. Rule 10A-3 of the Exchange Act and Nasdaq rules require that our Audit Committee must be composed entirely of independent members. Our board of directors has affirmatively determined that Ms. McGeorge, Ms. Duke and Mr. Pacala each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and Nasdaq rules. Each member of our Audit Committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, our Board of Directors has determined that Ms. McGeorge, Ms. Duke and Mr. Pacala each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board of Directors adopted a written charter for the Audit Committee, which is available on our corporate website at https://investors.theoncologyinstitute.com/corporate-governance/governance-documents. The information on any of our websites is deemed not to be incorporated in this annual proxy statement or to be part of this proxy statement. Our Audit Committee held five meetings in 2023.

Our audit committee is responsible for, among other matters:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm, and meeting at least annually to review and provide such services;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Compensation Committee

Our Compensation Committee currently consists of Dr. Kaushal, Ms. McGeorge and Mr. Pacala, with Dr. Kaushal serving as chair. Our Board of Directors has affirmatively determined that Dr. Kaushal, Ms. McGeorge and Mr. Pacala each meet the definition of “independent director” for purposes of serving on the Compensation Committee under Nasdaq rules, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our board of directors adopted a written charter for the Compensation Committee, which is available on our corporate website at https://investors.theoncologyinstitute.com/corporate-governance/governance-documents. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement. Our Compensation Committee held four meetings in 2023.

The Compensation Committee is responsible for, among other matters:

•	reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our executive officers;

•	making recommendations to our Board of Directors regarding the compensation of our directors;

•	reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans and arrangements; and

•	appointing and overseeing any compensation consultants.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Ms. Johnson and Ms. Duke, with Ms. Johnson serving as chair. Our Board of Directors has affirmatively determined that Ms. Johnson and Ms. Duke each meet the definition of “independent director” under Nasdaq rules. Our Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at https://investors.theoncologyinstitute.com/corporate-governance/governance-documents. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement. Our Nominating and Corporate Governance Committee held four meetings in 2023.

The Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;

•	overseeing succession planning for our Chief Executive Officer and other executive officers;

•	periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our Board of Directors;

•	overseeing an annual evaluation of the effectiveness of our Board of Directors and its committees; and

•	developing and recommending to our Board of Directors a set of corporate governance guidelines.

While we do not have a formal policy with regard to diversity in identifying director nominees, the Board believes that the backgrounds and qualifications of directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board nominees come from a variety of backgrounds, and our Board Diversity Matrix is shown below. We do not discriminate against nominees on the basis of race, color, religion, gender, gender identity or expression, sexual orientation, age, national origin, disability, covered veteran status or any other status protected by law.

In identifying director nominees, our Nominating and Corporate Governance Committee seeks to achieve a mix of members who collectively bring us significant value through their experience and personal backgrounds relevant to our strategic priorities and the scope and complexity of our business and industry. Key skills and experiences for director nominees include, but are not limited to, current public company senior executive and/or board experience, industry experience or understanding, an appreciation of the impacts of rapidly changing technologies, and experience in company growth, strategy development, mergers and acquisitions, and operations. In addition, each nominee should:

•	have a record of integrity and ethics in such nominee director’s personal and professional life;

•	have a record of professional accomplishment in such nominee director’s field;

•	be prepared to represent the best interests of our stockholders;

•	not have a material personal, financial or professional interest in any competitor of ours; and

•	be prepared to participate fully in Board activities, and not have other personal or professional commitments that would interfere with or limit the ability to do so.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of the board of directors (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors.

Compliance Committee

Our Compliance Committee consists of Dr. Kaushal, Ms. Johnson and Mr. Hively, with Dr. Kaushal serving as chair. Our Compliance Committee held six meetings in 2023.

Our compliance committee oversees and assists our Board in reviewing and providing general oversight of our compliance with federal and state laws and regulations relating to healthcare. Our Compliance Committee is responsible for, among other things:

•	reviewing and overseeing our compliance program;

•	ensuring proper communication of significant healthcare regulatory compliance issues to our Board of Directors; and

•	reviewing significant healthcare regulatory compliance risk areas and the steps taken by management to monitor, control and report such compliance risk exposures.

Board Diversity Matrix

The table below provides certain information regarding the composition of our Board for fiscal years 2023 and 2022. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f) and related instructions.

Board Diversity Matrix

	As of April 15, 2024				As of April 17, 2023
Total Number of Directors	8				9
Gender Identity	Female	Male	Non- Binary	Did Not Disclose Gender	Female	Male	Non- Binary	Did Not Disclose Gender
Directors	3	5	0	0	3	6	0	0
Part II: Demographic Background
African American or Black	1	0	0	0	1	0	0	0
Alaskan Native or Native American	0	0	0	0	0	0	0	0
Asian	0	2	0	0	0	3	0	0
Hispanic or Latinx	0	0	0	0	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0	0	0	0	0
White	2	3	0	0	2	3	0	0
Two or More Races or Ethnicities	0	0	0	0	0	0	0	0
LGBTQ+	0	0	0	0	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0	0	0	0	0

The Company’s Director Nomination Process

Our Nominating and Corporate Governance Committee identifies and evaluates individuals qualified to become members of our Board of Directors. Our Nominating and Corporate Governance Committee then recommends that our Board of Directors select the director nominees for the election at the next annual meeting of stockholders, or to fill vacancies on our Board of Directors occurring between annual meetings of the stockholders.

General Nomination Right of All Stockholders. Any stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Amended and Restated Bylaws (our “Bylaws”). In order for a stockholder’s director nomination to be timely, the stockholder must deliver written notice to our General Counsel not later than the close of business on the 90th day, nor earlier than the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for on a date that is not within 30 days of such anniversary date, notice by the stockholder must be so received not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. Such notification must contain the written consent of each proposed nominee to serve as a director if so elected and all other information required in Section 2.5 of our Bylaws.

Communications with Directors

Stockholders who would like to send communications to our Board of Directors, any board committee or to any individual director may do so by submitting such communications to c/o The Oncology Institute, Inc., 18000 Studebaker Rd., Suite 800, Cerritos, California 90703. We suggest, but do not require, that such submissions include the name and contact information of the stockholder making the submission and a description of the matter that is the subject of the communication. Mark Hueppelsheuser, General Counsel, will then distribute such information to our Board of Directors for review. Communications received by the Company may be reviewed by Mr. Hueppelsheuser to ensure appropriate and careful review of the matter.

Code of Ethics and Conduct

We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our corporate website at https://investors.theoncologyinstitute.com/corporate-governance/governance-documents. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.

Compensation Recovery (“Clawback”) Policy

Effective as of October 17, 2023, we adopted our Policy For Recovery Of Erroneously Awarded Compensation (the “Clawback Policy”), which provides that if we are required to prepare an accounting restatement due to any material non-compliance with financial reporting requirements under the federal securities laws, then the committee of the Board responsible for executive compensation decisions comprised solely of independent directors, or a majority of the independent directors serving on the Board, may require current or former executive officers, including our executive officers named in the Summary Compensation Table presented later in this proxy statement, to repay or forfeit any “Erroneously Awarded Compensation” regardless of whether such officer engaged in misconduct or otherwise caused or contributed to the requirement for the accounting restatement and regardless of whether or when restated financial statements are filed by the Company. “Erroneously Awarded Compensation” means the amount of incentive-based compensation received by any such officer that exceeds the amount of incentive-based compensation that would have been received by such officer based on a restated financial reporting measure, as determined on a pre-tax basis in accordance with the applicable rules. The Clawback Policy applies to incentive-based compensation granted on or after the date of adoption of this policy.

Transactions in Company Securities

We prohibit our directors, officers and employees from trading in options, including transactions in puts, calls, or other derivative instruments related to the Company’s equity securities. Given that forms of hedging and pledging protect an individual from the full risks associated with share ownership, our directors, officers and employees are also prohibited from certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, and from pledging the Company’s securities as collateral to secure loans. Our directors, officers and employees are also prohibited from purchasing the Company’s securities on margin or holding the Company’s securities in a margin account.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

✓

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. Our audit committee has selected BDO USA, P.C. (“BDO”), to serve as our independent registered public accounting firm to audit the consolidated financial statements of The Oncology Institute, Inc. for the fiscal year ending December 31, 2024. As a matter of good corporate governance, we are asking the stockholders to ratify the selection of BDO as our independent registered public accounting firm for the year ending December 31, 2024. The affirmative vote of a majority of the Common Stock having voting power present in person or represented by proxy and entitled to vote will be required to ratify the selection of BDO.

Stockholders are not required to ratify the appointment of BDO as our independent registered public accounting firm. If stockholders fail to ratify the appointment, the audit committee will consider whether or not to retain BDO. Even if the appointment is ratified, the audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

BDO has served as our auditor since 2021. Representatives of BDO will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed by BDO for fiscal years ended December 31, 2023 and December 31, 2022:

	2023	2022
Audit Fees(1)	$851,214	$768,944
Audit Related Fees(2)	$68,052	$—
Tax Fees(3)	$—	$26,600
All Other Fees(4)	$—	$37,618

Total	$919,266	$833,162

(1)

Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by BDO in connection with regulatory filings.

(2)

Audit related fees primarily consist of fees billed for professional services rendered by BDO relating to the audit of the Provider Relief Fund and the employee benefit plan in connection with certain regulatory filings.

(3)	Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.
(4)	All other fees consist of fees billed for all other services.

All fees described above were pre-approved by the audit committee.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.

Required Vote

Each share of our Common Stock outstanding on the record date is entitled to one vote on Proposal 2. You may vote “For,” “Against” or “Abstain” with respect to the ratification of the appointment of BDO. Approval requires the affirmative vote of a majority in voting power of the shares in attendance at the meeting or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against the ratification of the appointment of BDO.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by stock exchange rules and regulations. Proposal 2 regarding ratification of the appointment of our independent auditors is a routine matter. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares of Common Stock on Proposal 2. Accordingly, we do not expect there to be any broker non-votes for Proposal 2. Broker non-votes, if any, will have no effect on Proposal 2.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the appointment of BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

AUDIT COMMITTEE REPORT

Our audit committee currently consists of three directors. Ms. McGeorge, Ms. O’Meara Duke and Mr. Pacala are each, in the judgment of the board of directors, an independent director. The audit committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of the charter is available on the investor relations section of our website.

The audit committee oversees our financial reporting process on behalf of the board of directors. The audit committee is responsible for retaining our independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The audit committee’s specific responsibilities are set forth in its charter. The audit committee reviews its charter at least annually.

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to ensure compliance with applicable laws and regulations. Our independent registered public accounting firm, BDO USA, P.C., is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The audit committee has reviewed and discussed with management the company’s audited financial statements. The audit committee has also discussed with our independent registered public accounting firm all matters that the independent registered public accounting firm was required to communicate and discuss with the audit committee, including the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). In addition, the audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of the company’s internal controls and the overall quality of our financial reporting.

The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to our Board of Directors that the company’s audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

AUDIT COMMITTEE

Anne McGeorge (Chair)
Maeve O’Meara Duke
Mark Pacala

Members of the Audit Committee

PROPOSAL 3: APPROVAL, FOR THE PURPOSES OF NASDAQ LISTING RULE 5635, OF THE ISSUANCES OF THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK UNDERLYING OUR SECURED SENIOR CONVERTIBLE NOTES AND WARRANTS TO PURCHASE COMMON STOCK.

✓

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL, FOR THE PURPOSES OF NASDAQ LISTING RULE 5635, OF THE ISSUANCES OF THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK UNDERLYING OUR SECURED SENIOR CONVERTIBLE NOTES AND WARRANTS TO PURCHASE COMMON STOCK.

General

The purpose of this Proposal 3 is to approve, for the purposes of Nasdaq Listing Rule 5635, the issuance of the maximum number of shares of Common Stock in connection with the transactions contemplated by Facility Agreement (as defined below), including, without limitation, the issuance of a maximum of 20,459,040 aggregate shares of Common Stock upon conversion of the Convertible Notes (as defined below), and upon exercise of the Warrants (as defined below).

Background

On August 9, 2022, we entered into a Facility Agreement (the “Facility Agreement”) by and among the Company, as borrower, certain of the Company’s subsidiaries from time to time party thereto as guarantors and Deerfield Partners, L.P. (“Deerfield”), as agent for itself and the lenders, providing for the issuance and sale by the Company to Deerfield of $110 million of principal amount of 4.0% secured senior convertible notes (the “Convertible Notes”) upon the terms and conditions set forth in the Facility Agreement (the “Deerfield Financing”). The Convertible Notes are convertible at any time at the option of the holders thereof.

The Facility Agreement also provides for the issuance of warrants to purchase Common Stock (the “Warrants”) to the extent that the obligations under Facility Agreement and the Convertible Notes are prepaid. If issued, the Warrants will be exercisable on a cash or cashless (net exercise) basis. The Convertible Notes and the Warrants are subject to customary anti-dilution adjustments, and are subject to potential increases in the number of shares of Common Stock issuable upon conversion or exercise, as applicable, following certain events.

The Facility Agreement contains a limitation on the number of shares of Common Stock that may be issued under the Convertibles Notes and Warrants until the time, if any, that the Company’s stockholders have approved the issuance of more than 14,428,074 shares of Common Stock for the purposes of Nasdaq listing standards (the “Exchange Cap”). The maximum amount of shares of Common Stock that could be issued upon conversion of the Convertible Notes (and upon exercise of the Warrants, if issued), following potential adjustments for certain events, could be a maximum number of shares of Common Stock equal to 20,459,040 in the aggregate, which number exceeds the Exchange Cap. Accordingly, we are seeking approval to issue a maximum of 20,459,040 aggregate shares of Common Stock (6,030,966 incremental shares of Common Stock) to settle conversions of the Convertible Notes (and exercises of the Warrants, if issued).

The foregoing description of the Facility Agreement, Convertible Notes, Warrants, Deerfield Financing does not purport to be complete and is qualified in its entirety by reference to the Facility Agreement, the Form of Senior Convertible Note and the Form of Warrant, a copy of each of which is filed as Exhibit 10.12, Exhibit 4.3 and Exhibit 4.4, respectively, to our Annual Report on Form 10-K filed with the SEC on March 28, 2024 and incorporated herein by reference.

Requirement for Stockholder Approval

Our Common Stock is listed on the Nasdaq Capital Market, and as a result, we are subject to the Nasdaq Listing Rules. In order to comply with the Nasdaq Listing Rules and to satisfy conditions under the Facility Agreement, we are seeking stockholder approval of this proposal.

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) in an amount equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance at a price less than the Minimum Price. Nasdaq Listing Rule 5635(d) defines the “Minimum Price” as the lower of (i) the closing price of the common stock immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. Nasdaq Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company.

Without the Exchange Cap, the aggregate number of shares of Common Stock issuable upon the conversion of the Convertible Notes and exercise of the Warrants could exceed 20% of our outstanding Common Stock on the date we issued the Convertible Notes and could potentially be issued at a price less than Minimum Price. The Exchange Cap to which the Convertible Notes and the Warrants are subject restricts the Convertible Notes from being convertible into shares of Common Stock equal to 20% or more of our outstanding Common Stock on the date we issued the Convertible Notes.

Accordingly, we are seeking stockholder approval under Nasdaq Listing Rule 5635 for the proposed issuance of the maximum number of shares of Common Stock underlying the Convertible Notes and the Warrants.

Effect on Current Stockholders if Proposal 3 is Approved

If our stockholders approve this proposal, we will eliminate the Exchange Cap in the Convertible Notes and Warrants and therefore potentially issue shares of Common Stock upon the conversion of the Convertible Notes and exercise of the Warrants which exceeds 20% or more of our issued and outstanding shares of Common Stock as of the date of the Facility Agreement. If stockholders approve the proposal, current stockholders may experience significant dilution of their current equity ownership in the Company.

At the current conversion price of $8.567 for such voluntary conversions under the Convertible Notes, the $110,000,000 in principal amount of Convertible Notes would be convertible into 12,839,967 shares of Common Stock. However, as discussed above, following certain events the Company could issue a maximum of 20,459,040 shares of Common Stock in the aggregate pursuant to the Convertible Notes and Warrants, and if the maximum number of 20,459,040 shares of Common Stock are issued, such issuance would represent approximately 21.59% dilution to stockholders based on 74,313,404 shares of common stock outstanding on April 15, 2024.

Effect on Current Stockholders if Proposal 3 is not Approved

Repayment of the Convertible Notes in Cash

If this proposal is not approved, to the extent that conversion of the Convertible Notes and exercise of the Warrants by the holders or by the Company pursuant to their terms would result in the issuance of more than 20% of the issued and outstanding shares of Common Stock at the time the Company issued the Convertible Notes, the Company would be unable to convert the full amount of the Convertible Notes into shares of Common Stock and would be forced to pay cash to meet its obligations under the terms of the Convertible Notes.

The Company’s ability to successfully implement its business plans and ultimately generate value for its stockholders is dependent upon its ability to raise capital and satisfy its ongoing business needs. If the Company is required to repay its obligations under the Convertible Notes in cash rather than Common Stock, the Company may not have the capital necessary to fully satisfy its ongoing business needs, the effect of which would adversely impact future operating results, and result in a delay in or modification or abandonment of its business plans. Additionally, it may be necessary for the Company to acquire additional financing in order to repay the obligations under the Convertible Notes in cash, which financing may not be permitted under the financial covenants of the Facility Agreement or available on advantageous terms and which may result in the incurrence of additional transaction expenses.

Potential Future Dilution

If the Company cannot issue shares of Common Stock to settle is conversion obligations under the Convertible Notes because of the Exchange Cap, and the Company does not otherwise have sufficient available cash to meet such obligations, the Company may seek to raise additional capital through the issuance of shares of Common Stock, which issuances may be at prices more dilutive to stockholders than the terms permitting conversion of installment amounts into shares under the Convertible Notes. Such issuances would likely require the approval of the holders of the Convertible Notes, which holders may request a fee in order to consent to such a transaction. To the extent that the Company engages in such transactions to raise additional capital, the current stockholders could be substantially diluted.

Potential Event of Default

If this proposal is not approved, and if the Company does not have sufficient funds to make cash payments and cannot raise such funds in time to satisfy its conversion obligation, then the Company may suffer an event of default under the Convertible Notes, which could have significant negative consequences for the Company and its stockholders. An event of default could harm the Company’s financial condition, force the Company to reduce or cease operations or could result in the Company declaring bankruptcy and the holders of the Convertible Notes seizing some or all of the assets of the Company and its subsidiaries which currently secure the Convertible Notes.

Obligation to Continue to Seek Approval

If our stockholders do not approve this proposal, we will be required to continue to seek stockholder approval of this proposal at each meeting of stockholders until we receive stockholder approval of this proposal. We are not seeking the approval of our stockholders to authorize our issuance of the Convertible Notes, as we have already issued the Convertible Notes, which are binding obligations on us. The failure of our stockholders to approve this proposal will not negate the existing terms of the documents relating to the Convertible Notes. The Convertible Notes will remain outstanding and the terms of the Convertible Notes will remain binding obligations of the Company.

Required Vote

Each share of our Common Stock outstanding on the record date is entitled to one vote on Proposal 3. You may vote “For,” “Against” or “Abstain” with respect to the approval, for the purposes of Nasdaq Listing Rule 5635, of the issuances of the maximum number of shares of Common Stock underlying our Secured Senior Convertible Notes and Warrants to purchase Common Stock. Approval requires the affirmative vote of a majority in voting power of the shares in attendance at the meeting or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against the approval, for the purposes of Nasdaq Listing Rule 5635 of the issuances of the maximum number of shares of Common Stock underlying our secured senior Convertible Notes and Warrants to purchase Common Stock.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by stock exchange rules and regulations. Proposal 3 is not a routine matter. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage will not be permitted to vote your shares of Common Stock with respect to this proposal, unless you provide instructions as to how your shares should be voted. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Because broker non-votes are not considered entitled to vote on Proposal 3, such broker non-votes, if any, will have no effect on Proposal 3.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the approval, for the purposes of Nasdaq Listing Rule 5635, of the issuances of the maximum number of shares of Common Stock underlying our secured senior Convertible Notes and Warrants to purchase Common Stock.

EXECUTIVE OFFICERS

Below is biographical information for each of our current executive officers as of April 15, 2024. Each executive officer, except for Dr. Virnich, serves at the discretion of both the Chief Executive Officer and the Board of Directors. Dr. Virnich serves at the discretion of the Board of Directors.

Name	Age	Position
Daniel Virnich	45	Chief Executive Officer
Mihir Shah	45	Chief Financial Officer
Yale Podnos	53	Chief Medical Officer
Jeremy Castle	39	Chief Operations Officer

Daniel Virnich has served as our Chief Executive Officer since June 2023, and before that, as our President since March 2022 and our Chief Operating Officer since 2020. Prior to joining TOI, from 2018 to 2019, Dr. Virnich was the market president of DaVita Medical Group, Florida region, a Medicare Advantage at-risk provider group serving over 90,000 Medicare Advantage members with over 1,400 teammates and clinicians. Prior to this role, Dr. Virnich was a Senior Vice President of Operations in the California region with DaVita Medical Group from 2015 to 2018. Dr. Virnich previously served as the Chief Medical Officer of TeamHealth Acute Care Services, working with hospitals and healthcare systems across 26 states. Dr. Virnich holds a BA in Biology from The University of Chicago, an MD from the Pritzker School of Medicine at the University of Chicago where he was elected to Alpha Omega Alpha, and an MBA from Kellogg School of Management at Northwestern University.

Mihir Shah has served as our Chief Financial Officer since April 2022. Prior to joining the Company, Mr. Shah served as Chief Financial Officer of Commonwealth Care Alliance since April 2019, having served as consulting Chief Financial Officer for Commonwealth Care Alliance from August 2018 to March 2019. Mr. Shah served as Chief Financial Officer of Apollo Medical Holdings, Inc. from July 2016 to May 18, 2018 and accounting consultant of Apollo Medical Holdings, Inc. from March 2016 to July 2016. From April 2015 to February 2016, Mr. Shah served as Chief Financial Officer of Unitek Information Systems, Inc., which offers nursing, allied health, and information technology training programs. From April 2013 to March 2015, he was Vice President and Controller of Health Essentials, LLC, which provides post-acute, hospice, and palliative care services. Mr. Shah was employed at Arcadian Health Plan from December 2005 to March 2013, serving as its Vice President of Finance and Analytics from January 2010 to March 2013, Senior Director of Finance and Analytics from January 2008 to December 2009, and Senior Financial Analyst from December 2005 to December 2007. He is a Certified Public Accountant and received a Master of Commerce-Cost Accounting from Gujarat University in Ahmedabad, India.

Yale Podnos has served as Chief Medical Officer since November 2021, and before that for Legacy TOI since 2020. Prior to joining TOI, Dr. Podnos served as Chief Medical Officer of the West Hills Hospital and Medical Center. From 2011 to 2018, Dr. Podnos was employed by UNC Rex Healthcare in Raleigh, North Carolina, where he held positions as Medical Director of Surgical Oncology and Chairman of the Department of Surgery. He has also previously held a position on the faculty of Duke University. Dr. Podnos holds a BA in biology from New York University and a Masters in Public Health from the Harvard School of Public Health. Dr. Podnos received his MD from the University of California, Irvine School of Medicine, where he also completed his residency in general surgery. Following his residency, Dr. Podnos completed a fellowship in surgical oncology at City of Hope National Cancer Center.

Jeremy Castle has served as the Chief Operating Officer as of September 2023 and has worked in the healthcare industry for over 15 years in operations, business development, sales and executive leadership, primarily in the Phoenix, Arizona region. From January 2022 until August 2023, Mr. Castle served as Vice President of Operations of OneOncology, Inc., Nashville, Tennessee, where he led operations for the Western U.S. Region and implemented key business initiatives that helped grow the organization’s national presence while promoting better patient care. From March 2020 to December 2021, Mr. Castle served as Chief Operating Officer at Arizona Urology Specialists, United Urology Group. Prior thereto, he was Executive Director of The US Oncology, Inc., a position he held from January 2019 to March 2020. He served as Regional Director of Operations of Panoramic Health from June 2018 to December 2019 and as Director of Operations of Ironwood Physicians, PC from October 2014 to June 2018. He also held various leadership roles with California Cancer Associates and Global Nephrology Solutions. His areas of expertise include leading development and integration of long-term growth initiatives, engaging critical stakeholders, forging strategic partnerships, recruiting and retention, risk management, facility accreditation and regulatory compliance, new process implementation, change management, contract negotiations and human resources management. He holds a Bachelor of Science Degree in Business Administration – Business Management/Finance from the University of Arizona and a Master of Business Administration – Finance from the University of Arizona, Eller College of Management.

EXECUTIVE AND DIRECTOR COMPENSATION

Our Named Executive Officers for the year ended December 31, 2023 include Daniel Virnich, our Chief Executive Officer, Brad Hively, our previous Chief Executive Officer during 2023, and Yale Podnos and Mihir Shah, our two most highly compensated executive officers other than our current Chief Executive Officer, who were serving as executive officers as of December 31, 2023 (collectively, the “Named Executive Officers”). To date, the compensation packages for our Named Executive Officers primarily consist of base salary, an annual cash incentive bonus, restricted stock unit and stock option awards and health and welfare benefits.

Summary Compensation Table

The following table sets forth information concerning the compensation of the Named Executive Officers for the years ended December 31, 2023 and 2022:

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Eqaity Incentive Plan Compensation(4)	All Other Compensation		Total
Daniel Virnich(5)	2023	$455,000	$147,420	$55,288	$138,221	$—	$12,200	(7)	$808,129
	2022	$446,458	$—	$372,876	$2,265,507	$147,420	$12,200	(7)	$3,244,461
Brad Hively(6)	2023	$293,500	$—	$167,638	$202,636	$—	$551,416	(8)	$1,215,190
	2022	$579,208	$—	$962,533	$4,885,594	$190,188	$12,200	(7)	$6,629,723
Yale Podnos	2023	$395,000	$128,160	$15,978	$39,946	$—	$12,200	(7)	$591,284
	2022	$383,050	$57,656	$132,014	$670,100	$—	$6,366	(7)	$1,249,186
Mihir Shah	2023	$405,000	$97,426	$84,748	$211,869	$—	$2,700	(7)	$801,743
	2022	$295,313	$—	$278,263	$1,690,661	$—	$—		$2,264,237

(1)	Amounts reflect annual base salary, as further described below. 2023 bonuses were paid in 2024.
(2)

Amounts reflect the aggregate grant date fair value of restricted stock units issued to the Named Executive Officers computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. See Note 14 of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024 for a discussion of the relevant assumptions used in calculating these amounts.

(3)

Amounts reflect the aggregate grant date fair value of stock options issued to the Named Executive Officers computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. See Note 14 of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024 for a discussion of the relevant assumptions used in calculating these amounts.

(4)

Amounts reflect annual cash incentives earned by each Named Executive Officer in the applicable year, based on the achievement of pre-established performance goals, as further described below in “—Bonuses.”

(5)	Dr. Virnich assumed the role of Chief Executive Officer as of June 30, 2023. The table includes all compensation earned by him in the years presented.
(6)	Mr. Hively stepped down as the Company’s Chief Executive Officer as of June 30, 2023.
(7)	Amounts reflect employer matching contributions paid pursuant to our 401(k) plan.
(8)

Pursuant to Mr. Hively’s Transition Agreement, All Other Compensation includes: (i) $293,500 in severance payments equal to Mr. Hively’s 2023 monthly base salary per month from July 1, 2023 through December 31, 2023; (ii) $190,188 as an additional severance payment, equal to 50% of the amount he would otherwise have received as a bonus had his employment not terminated in 2023, which payment he received in March 2024; and (iii) $67,728 in vacation payout.

Narrative to Summary Compensation Table

Salaries

In 2023, the Named Executive Officers received an annual base salary to compensate them for services rendered to our Company. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The annual base salaries for Dr. Virnich, Mr. Hively, Dr. Podnos and Mr. Shah for 2023 were $455,000, $587,000, $395,000 and $405,000, respectively. The actual base salary amounts paid to our Named Executive Officers during 2023 is set forth above in the Summary Compensation Table in the column entitled “Salary.”

Bonuses

We maintained an annual performance-based cash bonus program for 2023 in which Mr. Hively, Dr. Virnich, Dr. Podnos and Mr. Shah participated (the “2023 Bonus Program”). Bonus payments under the 2023 Bonus Program were determined based on achievement of certain corporate, operational and individual performance goals approved by our Board, subject to the recipient’s continued employment through the payment date. Each of Mr. Hively’s, Dr. Virnich’s, Dr. Podnos’ and Mr. Shah’s target bonus under the 2023 Bonus Program was expressed as a percentage of base salary, as follows: Mr. Hively: 60%; Dr. Virnich: 40%; Dr. Podnos: 40%; and Mr. Shah: 40%.

Under the 2023 Bonus Program, 100% of each of Dr. Virnich’s, Dr. Podnos’ and Mr. Shah’s bonus was based on the attainment of overall Company performance and operational goals tied to revenue, gross profit and Adjusted EBITDA, as well as individual contributions to the Company, with any such earned bonus to be paid following the end of calendar year 2023. Mr. Hively was not entitled to a bonus under the 2023 Bonus Program once he terminated his employment as of June 30, 2023; however, as part of his severance package, he was paid an amount equal to 50% of the target bonus for which he would have been eligible had he remained Chief Executive Officer for the full year. See Note (8) of the Summary Compensation Table.

The actual annual cash bonuses awarded to Dr. Virnich, Dr. Podnos and Mr. Shah under the 2023 Bonus Program, as determined by our Board based on the level at which the applicable Company performance goals were attained, is set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Equity-Based Compensation

Equity Grants

Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and consultants, including our Named Executive Officers. The Board or compensation committee is responsible for approving equity grants. We typically grant equity awards to new hires upon the first regularly-scheduled quarterly grant date following their commencing employment with us. Annual awards are typically granted in the first quarter of each year. Generally, our equity awards granted to our Named Executive Officers vest over four years, subject to the employee’s continued employment with us on each vesting date.

In March 2023, we granted each of Dr. Virnich, Mr. Hively, Dr. Podnos and Mr. Shah options to purchase 287,361, 421,280, 83,047 and 440,477 shares of our Common Stock, respectively, under our 2021 Incentive Award Plan (the “2021 Plan”). The options vest in four equal annual installments on each of the first four anniversaries of the March 17, 2023 grant date, subject to the executive’s continued service with the Company through the applicable vesting date. The options were granted at an exercise price of $0.481 per share, which was the fair market value per share of our Common Stock on the date of grant.

Also, in March 2022, we granted each of Dr. Virnich, Mr. Hively, Dr. Podnos and Mr. Shah 114,944, 168,512, 33,219 and 176,191 restricted stock units, respectively, under the 2021 Plan. The restricted stock units vest in four equal annual installments on each of the first four anniversaries of the March 17, 2023 grant date, subject to the executive’s continued service with the Company through the applicable vesting date.

Other Elements of Compensation

All of our employees are eligible to participate in a 401(k) retirement savings plan, and in our health and welfare plans, subject to the terms and conditions of such plans. Under the 401(k) plan, eligible employees may defer a portion of their compensation on a pre-tax basis through contributions to the 401(k) plan, subject to limitations of the Internal Revenue Code. In 2023, we matched contributions made by participants in the 401(k) plan at the rate of 100% of the first 4% of the participant’s compensation, which are fully vested. We believe that providing a vehicle for tax-deferred retirement savings though the 401(k) plan and standard employee benefits adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our Named Executive Officers, in accordance with our compensation policies.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of our Common Stock underlying outstanding equity incentive plan awards for each Named Executive Officer as of December 31, 2023:

	Option Awards							Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Brad Hively	12/2/2019	(1)	946,460	—	—	$0.85	12/2/2029	—	—	—	—
	12/2/2019	(2)	547,200	251,771	—	$0.85	12/2/2029	—	—	—	—
	11/12/2021	(3)	—	—	—	$—	—	141,380	$288,415	—	—
	11/12/2021	(4)	—	—	—	$—	—	212,070	$432,623	—	—
	3/21/2022	(5)	275,281	275,282	—	$7.09	3/21/2032	—	—	—	—
	3/21/2022	(6)	—	—	—	$—	—	54,235	$110,639	—	—
	11/17/2022	(7)	131,297	393,891	—	$1.87	11/17/2032	—	—	—	—
	11/17/2022	(8)	—	—	—	$—	—	77,602	$158,308	—	—
	3/17/2023	(13)	—	421,280	—	$0.481	3/17/2033	—	—	—	—
	3/17/2023	(14)	—	—	—	—	—	168,512	$343,764	—	—
	12/26/2023	(15)	—	—	—	—	—	42,652	$87,010	—	—
Daniel Virnich	3/1/2020	(1)	224,921	26,682	—	$0.86	3/1/2030	—	—	—	—
	3/1/2020	(2)	226,375	176,631	—	$0.86	3/1/2030	—	—	—	—
	11/12/2021	(3)	—	—	—	$—	—	78,094	$159,312	—	—
	11/12/2021	(4)	—	—	—	$—	—	117,142	$238,970	—	—
	3/21/2022	(5)	106,629	106,630	—	$7.09	3/21/2032	—	—	—	—
	3/21/2022	(6)	—	—	—	$—	—	21,008	$42,856	—	—
	11/17/2022	(7)	50,885	152,658	—	$1.87	11/17/2032	—	—	—	—
	11/17/2022	(8)	—	—	—	$—	—	30,076	$61,355	—	—
	3/17/2023	(13)	—	287,361	—	$0.481	3/17/2033	—	—	—	—
	3/17/2023	(14)	—	—	—	—	—	114,944	$234,486	—	—
Mihir Shah	5/19/2022	(9)	40,759	122,280	—	$7.58	5/19/2032	—	—	—	—
	5/19/2022	(10)	—	—	—	$—	—	24,092	$49,148	—	—
	11/17/2022	(7)	23,604	70,814	—	$1.87	11/17/2032	—	—	—	—
	11/17/2022	(8)	—	—	—	$—	—	13,952	$28,462	—	—
	3/17/2023	(13)	—	440,477	—	$0.481	3/17/2033	—	—	—	—
	3/17/2023	(14)	—	—	—	$—	—	176,191	$359,430	—	—
Yale Podnos	2/19/2020	(1)	52,259	2,282	—	$0.86	2/19/2030	—	—	—	—
	1/12/2021	(1)	17,021	6,354	—	$0.86	1/12/2031	—	—	—	—
	12/2/2019	(2)	47,350	20,858	—	$0.86	12/2/2029	—	—	—	—
	11/12/2021	(3)	—	—	—	$—	—	11,359	$23,172	—	—
	11/12/2021	(4)	—	—	—	$—	—	17,039	$34,759	—	—
	3/21/2022	(5)	5,492	5,492	—	$7.09	3/21/2032	—	—	—	—
	3/21/2022	(11)	21,520	43,047	—	$7.09	3/21/2032	—	—	—	—
	3/21/2022	(13)	—	—	—	$—	—	1,082	$2,207	—	—
	3/21/2022	(12)	—	—	—	$—	—	8,481	$17,301	—	—
	11/17/2022	(7)	17,973	71,895	—	$1.87	11/17/2032	—	—	—	—
	11/17/2022	(8)	—	—	—	$—	—	10,623	$21,670	—	—
	3/17/2023	(13)	—	83,047	—	$0.481	3/17/2033	—	—	—	—
	3/17/2023	(14)	—	—	—	$—	—	33,219	$67,767	—	—

(1)	All of the shares subject to this option grant are fully vested as of December 31, 2023.
(2)

This stock option was originally performance based, but in connection with the Business Combination, now vests pro rata monthly for 36 months on the 12th day of each succeeding month, subject to the executive’s continued service with the Company through the applicable vesting date.

(3)

These Option Earnout Shares vest if, during the two-year period following the November 12, 2021 Business Combination Closing (the “Closing Date”), the last reported sales price per share for any 20 trading days within any 30 consecutive trading day period is $12.50, provided that the executive remains employed with the Company through the date the performance conditions are satisfied. Further, if prior to the third anniversary of the Closing, the Company enters into a definitive agreement that would result in a change of control and the price per share of the Company’s stock in such transaction is equal to or greater than one or both of the share price triggers (see Note 4 below), then any unvested Option Earnout Shares will vest, provided the executive remains employed with the Company through such date.

(4)

These Option Earnout Shares vest if, during the three-year period following the Closing Date, the last reported sales price per share for any 20 trading days within any 30 consecutive trading day period is $15.00, provided that the executive remains employed with the Company through the date the performance conditions are satisfied. Further, if prior to the third anniversary of the Closing Date, the Company enters into a definitive agreement that would result in a change of control and the price per share of the Company’s stock in such transaction is equal to or greater than one or both of the share price triggers (see Note 3 above), then any unvested Option Earnout Shares will vest, provided the executive remains employed with the Company through such date.

(5)

This stock option vests in four equal annual installments on each of the first four anniversaries of the Closing Date, with all options becoming fully vested on November 12, 2025, subject to the executive’s continued service with the Company through each applicable vesting date.

(6)

These restricted stock units (“RSUs”) vest in four equal annual installments on each of the first four anniversaries of the Closing Date, with all RSUs becoming fully vested on November 12, 2025, subject to the executive’s continued service with the Company through each applicable vesting date

(7)

This stock option vests in four equal annual installments on each of the first four anniversaries of November 17, 2022, with all options becoming fully vested on November 17, 2026, subject to the executive’s continued service with the Company through each applicable vesting date.

(8)

These RSUs vest in four equal annual installments on each of the first four anniversaries of November 17, 2022, with all RSUs becoming fully vested on November 17, 2026, subject to the executive’s continued service with the Company through each applicable vesting date.

(9)

This stock option vests in four equal annual installments on each of the first four anniversaries of May 19, 2022, with all options becoming fully vested on May 19, 2026, subject to the executive’s continued service with the Company through each applicable vesting date.

(10)

These RSUs vest in four equal annual installments on each of the first four anniversaries of May 19, 2022, with all RSUs becoming fully vested on May 19, 2026, subject to the executive’s continued service with the Company through each applicable vesting date.

(11)

The stock options vest as to 1/3rd of the options granted on the second anniversary of November 12, 2021 (the Vesting Commencement Date), with the remaining options vesting in four equal annual installments beginning on the third anniversary of the Vesting Commencement Date, with all options becoming fully vested on the sixth anniversary of the Vesting Commencement Date, subject to continued service with the Company through each applicable vesting date.

(12)

Represents RSUs with 1/3rd of the RSUs vesting on the second anniversary of the Vesting Commencement Date, with the remaining RSUs vesting in four equal annual installments beginning on the third anniversary of the Vesting Commencement Date, with all RSUs becoming fully vested on the sixth anniversary of the Vesting Commencement Date, subject to continued service with the Company through each applicable vesting date.

(13)

The stock options vest in four equal annual installments on each of the first four anniversaries of the Vesting Commencement Date, with all options becoming fully vested on the fourth anniversary of the Vesting Commencement Date, subject to continued service with the Company through each applicable vesting date.

(14)

Represents RSUs with 1/4th of the RSUs vesting on March 17, 2024, with the remaining RSUs vesting in three equal annual installments beginning on the first anniversary of March 24, 2024, with all RSUs becoming fully vested on March 24, 2027, subject to continued service with the Company through each applicable vesting date

(15)	Represents RSUs that vest in full on the date of the Company’s 2024 annual stockholder meeting, subject to continued service with the Company through such vesting date.

Executive Compensation Arrangements

We have entered into employment agreements with each of Dr. Virnich, Dr. Podnos and Mr. Shah, which set forth the terms and conditions of their employment, including initial base salary and eligibility to participate in our employee benefit programs. Each of the employment agreements has a three-year initial term with additional one-year automatic extensions thereafter. In the event that an executive is terminated by us without “cause” or by the executive with “good reason” (each as defined in the respective employment agreement), then such executive will be eligible for salary continuation for a severance period and payments or reimbursements for the cost of COBRA premiums for a severance period, subject to execution of a general release of claims. The severance period for Dr. Virnich and Mr. Shah is 12 months and is three months for Dr. Podnos. Each Named Executive Officer is subject to certain post-employment obligations, including 24-month post-employment non-solicitation of employees covenant, 36-month confidentiality and indefinite non-disparagement obligations.

2023 DIRECTOR COMPENSATION

We maintain a non-employee director compensation policy that provides for annual retainer fees and long-term equity awards for our non-employee directors. In 2023, each non employee director received an annual cash retainer of $62,500, pro rated to reflect actual time served as a non-employee director. Commencing in 2023, the non employee directors also received annual grants of RSUs in the aggregate dollar amount of $100,000 (the “Annual Awards”). In addition, a non employee director serving as the chairperson of the audit, compensation, compliance and nominating and corporate governance committees received additional annual equity retainers payable in RSUs as follows: (i) for the audit committee, $30,000; and (ii) for the remaining committees, $20,000. A non employee director serving as a member of the audit, compensation, compliance and nominating and corporate governance committees received additional annual equity retainers payable in $15,000 in value of RSUs for audit committee members and $10,000 in value of RSUs for the remaining committees. In each instance, the actual number of shares was determined by dividing the dollar amount by the closing price of our Common Stock on the grant date. Mr. Barasch, our Chairman of the Board received a single RSU grant of 80,000 RSUs in December 2023 which reflected his additional service as Chairman.

In 2023, the RSU awards were made (i) in March 2023, with 100% vesting on the one year anniversary of the grant date, subject to the non-employee director’s continued service to the Company on such date; and (ii) in December 2023, which award will vest on the date of this Annual Meeting, subject to the non-employee director’s continued service to the Company on such date. If a non-employee director is asked to resign or is removed from the Board during the 12 months commencing on or following a change in control of our Company, then all of the non-employee director’s equity awards will vest in full.

The following individuals served as non-employee directors of TOI in 2023: Richard Barasch, Maeve O’Meara Duke, Brad Hively, Karen Johnson, Mohit Kaushal, Gabriel Ling, Anne McGeorge, Ravi Sarin and Mark Pacala. Mr. Hively only served as a non-employee director commencing on July 1, 2023, and Mr. Sarin resigned from the Board on August 31, 2023. The following table sets forth information concerning the compensation for our non-employee directors during the year ended December 31, 2023. In addition to the cash fees and awards of RSUs noted in the table, we also reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of the Board and its committees.

The following table summarizes compensation received by our non-employee directors for services rendered during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Richard Barasch	—	162,400	—	162,400
Maeve O’Meara Duke	62,500	109,390	—	171,890
Brad Hively(2)	39,167	86,584	—	125,751
Karen Johnson	62,500	115,028	—	177,528
Mohit Kaushal	62,500	117,720	—	180,220
Gabriel Ling	62,500	81,200	—	143,700
Anne McGeorge	62,500	126,305	—	188,805
Mark Pacala	62,500	97,815	—	160,315
Ravi Sarin(3)	62,500	—	—	62,500

(1)

Amounts reflect the aggregate grant date fair value of stock awards issued to the directors computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. See Note 14 of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024 for a discussion of the relevant assumptions used in calculating these amounts.

(2)

Mr. Hively served as a non-employee director beginning July 1, 2023. Prior thereto, he was our Chief Executive Officer. His compensation while serving as an executive officer is included in the Summary Compensation Table above.

(3)	Mr. Sarin resigned from the Board on August 31, 2023.

The table below shows the aggregate numbers of unvested RSU awards held as of December 31, 2023 by each non-employee director served in such capacity during the year ended December 31, 2023.

Name	Unvested Restricted Stock Units Outstanding at Fiscal Year End
Richard Barasch	80,000
Maeve O’Meara Duke	50,000
Brad Hively	42,652
Karen Johnson	52,000
Mohit Kaushal	53,326
Gabriel Ling	40,000
Anne McGeorge	56,000
Mark Pacala	46,630

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2023 regarding Common Stock that may be issued under our equity compensation plans, consisting of The Oncology Institute, Inc. 2021 Incentive Award Plan (the “2021 Plan”), the TOI Parent, Inc. 2019 Non-Qualified Stock Option Plan (the “2019 Plan”) and The Oncology Institute, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(B) Weighted average per share exercise price of outstanding options, warrants and rights		(C) Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	8,525,262	(1)	$1.743	(2)	8,214,783	(3)
Equity compensation plans not approved by security holders	861,023	(4)	—		—
Total	9,386,285		$1.743		8,214,783

(1)	Includes 3,698,249 outstanding options to purchase shares of Common Stock under the 2021 Plan and 4,827,013 outstanding options to purchase shares of Common Stock under the 2019 Plan.
(2)	Represents the weighted-average exercise price of outstanding options.
(3)

Includes 6,008,329 shares of Common Stock available for issuance under the 2021 Plan and 2,206,454 shares of Common Stock available for issuance under the 2021 ESPP (of which 2,206,454 were eligible for purchase during the offering period in effect on December 31, 2022). This amount does not include any additional shares that may become available for future issuance under the 2021 Plan pursuant to the automatic increase to the share reserve on January 1 of each of our calendar years through 2031 by the number of shares equal to 4% of the total outstanding shares of our Common Stock as of the immediately preceding December 31. Additionally, this amount does not include any additional shares that may become available for future issuance under the 2021 ESPP pursuant to the automatic increase to the share reserve on January 1 of each of our calendar years through 2031 by the number of shares equal to 1% of the total outstanding shares of our Common Stock as of the immediately preceding December 31.

(4)

Includes 861,023 outstanding RSUs. Prior to the consummation of the Business Combination, Richy Agajanian Holdings, P.C., a holder of Series A Preferred Shares of Legacy TOI, entered into arrangements with physicians employed by our affiliated physician-owned professional corporations to issue restricted stock awards (“RSAs”), which awards represented Series A Preferred Shares of Legacy TOI and were subject to performance vesting requirements. Each of the Legacy TOI RSAs that was outstanding immediately prior to the Business Combination, whether vested or unvested, was converted into an RSU representing the right to receive one share of our Common Stock upon vesting equal to the product of (i) the number of shares of RSAs immediately prior to the Business Combination, (ii) the conversion rate of 1:10 of the Series A Preferred Shares of Legacy TOI, and (iii) the exchange ratio of 591:1 of the shares of Common Stock of Legacy TOI. Following the Business Combination, each RSU was no longer subject to performance requirements in order to vest, but was modified to include service requirements only. The service vesting requirement states that: (i) 16.67% of the RSUs vest on the six-month anniversary of the Closing Date, and (ii) the remaining 83.33% vest on an equal quarterly-basis, subject to continuous employment with the Company or its related entities through the third anniversary of the grant date. In the event of a change in control at any time after the Closing Date, the RSUs which have not become vested will vest immediately, subject to continuous and active employment with the Company or its related entities through such change in control. Additionally, if the grantee’s employment with the Company or its related entities terminates by reason of death or permanent disability following the Closing Date, then the RSUs will immediately vest as of the date of such death or permanent disability.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of April 15, 2024 by:

•	each person known by us to beneficially own more than 5% of the outstanding shares of our Common Stock;

•	each of our Named Executive Officers; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of April 15, 2024. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

Percentage ownership is based on 74,313,404 shares of our Common Stock outstanding as of April 15, 2024. Unless otherwise noted, the address of each beneficial owner is c/o the Oncology Institute, Inc., 18000 Studebaker Rd., Suite 800, Cerritos, California 90703.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	% of Ownership
5% Holders
M33 Growth I L.P.(1)	15,256,383	20.5%
Havencrest Healthcare Partners, L.P.(2)	8,801,823	11.8%
FMR LLC(3)	4,754,083	6.4%
FOG Ventures Investments, LLC(4)	4,634,908	6.2%
Oncology Care Partners, LLC(5)	4,109,771	5.5%
Directors and Executive Officers(6)
Richard Barasch(7)	1,851,020	2.5%
Brad Hively(8)	2,661,217	3.6%
Maeve O’Meara Duke9)	109,104	*
Karen Johnson(10)	115,185	*
Mohit Kaushal(11)	142,045	*
Gabriel Ling(12)	69,057	*
Anne McGeorge(13)	127,346	*
Mark Pacala(14)	363,567	*
Daniel Virnich(15)	1,058,666	1.4%
Mihir Shah(16)	379,999	*
Yale Podnos(17)	244,502	*
All directors and executive officers as a group (12 individuals)	7,060,172	9.5%

*	Less than one percent
(1)

Consists of (i) 13,703,803 shares of Common Stock held by M33 Growth I L.P. (“M33”) and (ii) 1,552,580 shares of Common Stock held by TOI M, LLC (“TOI M”). Excludes 2,909,288 Earnout Shares to M33 and 329,609 Earnout Shares to TOI M that may be issued pursuant to the Merger Agreement. M33 Growth I GP LLC is the general partner of M33. Michael Anello, Gabriel Ling and Brian Shortsleeve serve as the managers of M33 Growth I GP LLC. M33 is a member of TOI M, and Mr. Ling, Mr. Anello and

Mr. Shortsleeve each serve as managers of TOI M. Mr. Ling is a member of the Company’s Board of Directors. The business address of each of M33 and TOI M is 888 Boylston Street, Suite 500, Boston, MA 02199.
(2)

Consists of 8,801,823 shares of Common Stock for which TOI HC I, LLC is the record owner. and excludes 3,325,177 Earnout Shares that may be issued to TOI HC I, LLC pursuant to the Merger Agreement. Havencrest Healthcare Partners, L.P. (“Havencrest”) and its general partner, Havencrest Healthcare Partners GP, LLC (“Havencrest GP”) indirectly have the power to control TOI HC I, LLC and may be deemed to have beneficial ownership of the shares directly held by TOI HC I, LLC. Each of Havencrest and Havencrest GP expressly disclaims beneficial ownership of such securities to the extent of their pecuniary interest therein. The business address for TOI HC I, LLC, Havencrest, and Havencrest GP is 2100 McKinney Ave., #1760, Dallas TX 75201.

(3)

Consists of (i) 377,375 shares of Common Stock to be owned by Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund; (ii) 1,815,080 shares of Common Stock to be owned by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund; (iii) 2,110,757 shares of Common Stock to be owned by Fidelity Growth Company Commingled Pool, By: Fidelity Management Trust Company, as Trustee; and (iv) 446,788 shares of Common Stock to be owned by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund. These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC.

Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(4)

Dan Murillo, as principal of FOG Ventures Investments, LLC, directly or indirectly has the power to control FOG Ventures Investments, LLC. As a result, Mr. Murillo may be deemed to have indirect beneficial ownership of the securities held by FOG Ventures Investments, LLC. The business address for FOG Ventures Investments, LLC is 19300 S Hamilton Ave, Ste. 285, Gardena, CA 90248.

(5)

Excludes 872,495 Earnout Shares to OncologyCare Holdings, LLC that may be issued pursuant to the Merger Agreement. OncologyCare Holdings, LLC is the manager of OncologyCare Partners, LLC, and formerly served as the managing member of OncologyCare Partners, LLC and continues to have the ability to influence the vote and disposition of the shares in certain circumstances, and thus may be deemed to indirectly beneficially own the shares, except to the extent of his pecuniary interest therein.

(6)	Unless indicated otherwise, the address of each stockholder is 18000 Studebaker Rd., Suite 800, Cerritos, CA 90703.
(7)

Includes (i) 257,193 shares of Common Stock held by Mr. Barasch; (ii) 182,500 shares of Common Stock issuable upon conversion of Series A Common Equivalent Preferred held by Mr. Barasch (including 23,000 Earnout Shares that may be released to Mr. Barasch based on the terms of the Merger Agreement); (iii) 709,800 shares of Common Stock issuable upon conversion of Series A Common Equivalent Preferred held by the Helen Barasch Family Trust #1 (the “Barasch Family Trust”) (including 89,400 Earnout Shares that may be released to the Barasch Family Trust based on the terms of the Merger Agreement) and (iv) 621,527 shares of Common Stock issuable upon exercise of warrants held by Mr. Barasch (including 73,024 Earnout Warrants that may be released to Mr. Barasch based on the terms of the Merger Agreement). Mr. Barasch, acting as an investment advisor with respect to the Barasch Family Trust, has dispositive and voting power over the securities held by the Barasch Family Trust but expressly disclaims beneficial ownership of such securities to the extent of his pecuniary interest therein. The address of Mr. Barasch is 300 Central Park West, Apt 7G, New York, NY 10024. The address of the Barasch Family Trust is 500 Stanton Christiana Rd NCC2, Newark DE 19713. The shares held by Mr. Barasch give pro forma effect to a distribution of shares currently held by the Sponsor, which are expected to be distributed to Mr. Barasch upon the Sponsor’s scheduled dissolution. Also includes 80,000 shares of Common Stock subject to RSUs that will vest on the date of this Annual Meeting, which is within 60 days of the date of this table.
(8)

Consists of (i) 141,380 shares received in connection with the Business Combination and representing restricted earn-out shares subject to forfeiture and unvested until such time the Issuer’s stock price reaches $12.50 per share for 20 days within any 30 consecutive trading days for the two-year period following the closing of the Business Combination, subject to continued employment at such time, (ii) 212,070 shares received in connection with the Business Combination and representing restricted earn-out shares subject to forfeiture and unvested until such time the Issuer’s stock price reaches $15.00 per share for 20 days within any 30 consecutive trading days for the three-year period following the closing of the Business Combination, subject to continued employment at such time, (iii) 122,229 shares of Common Stock held by Mr. Hively, (iv) 2,142,886 shares of Common Stock issuable upon exercise of stock options held by him that are exercisable within 60 days; and (v) 42,652 shares of Common Stock subject to RSUs that will vest on the date of this Annual Meeting, which is within 60 days of the date of this table.

(9)

Consists of (i) 109,104 shares of Common Stock held by Ms. Duke, including (ii) 50,000 shares of Common Stock subject to RSUs that will vest on the date of this Annual Meeting, which is within 60 days of the date of this table.

(10)

Consists of (i) 115,185 shares of Common Stock held by Ms. Johnson, including (ii) 52,000 shares of Common Stock subject to RSUs that will vest on the date of this Annual Meeting, which is within 60 days of the date of this table.

(11)

Represents (i) 25,534 shares of Common Stock held by Dr. Kaushal prior to the consummation of the Business Combination, after giving effect to forfeitures pursuant to the Stockholder Support Agreement, dated as of June 28, 2021, by and among DFP, TOI and the Sponsor. Also, consists of 116,511 shares of Common Stock, including 53,326 shares of Common Stock subject to RSUs that will vest on the date of this Annual Meeting, which is within 60 days of the date of this table.

(12)

Consists of 69,057 shares of Common Stock held by Mr. Ling, including (ii) 40,000 shares of Common Stock subject to RSUs held by him that will vest within 60 days of the date of this table. Does not include shares owned by M33. See Note 1 above.

(13)

Consists of (i) 127,346 shares of Common Stock held by Ms. McGeorge, including (ii) 56,000 shares of Common Stock subject to RSUs that will vest on the date of this Annual Meeting, which is within 60 days of the date of this table.

(14)

Consists of (i) 20,248 shares received in connection with the Business Combination and representing restricted earn-out shares subject to forfeiture and unvested until such time the Issuer’s stock price reaches $12.50 per share for 20 days within any 30 consecutive trading days for the two-year period following the closing of the Business Combination, subject to continued employment at such time, (ii) 30,372 shares received in connection with the Business Combination and representing restricted earn-out shares subject to forfeiture and unvested until such time the Issuer’s stock price reaches $15.00 per share for 20 days within any 30 consecutive trading days for the three-year period following the closing of the Business Combination, subject to continued employment at such time, (iii) 37,779 shares of Common Stock held by Mr. Pacala, (iv) 228,538 shares of Common Stock issuable upon exercise of stock options held by Mr. Pacala that are exercisable within 60 days; and (v) 46,630 shares of Common Stock subject to RSUs that will vest on the date of this Annual Meeting, which is within 60 days of the date of this table.

(15)

Consists of (i) 78,094 shares received in connection with the Business Combination and representing restricted earn-out shares subject to forfeiture and unvested until such time the Issuer’s stock price reaches $12.50 per share for 20 days within any 30 consecutive trading days for the two-year period following the closing of the Business Combination, subject to continued employment at such time, (ii) 117,142 shares received in connection with the Business Combination and representing restricted earn-out shares subject to forfeiture and unvested until such time the Issuer’s stock price reaches $15.00 per share for 20 days within any 30 consecutive trading days for the three-year period following the closing of the Business Combination, subject to continued employment at such time, (iii) 59,768 shares of Common Stock held by Dr. Virnich; and (iv) 803,662 shares of Common Stock issuable upon exercise of stock options held by Dr. Virnich that are exercisable within 60 days of the date of this table.

(16)

Consists of (i) 164,757 shares of Common Stock held by Mr. Shah; and (ii) 215,242 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of the date of this table.

(17)

Consists of (i) 11,359 shares received in connection with the Business Combination and representing restricted earn-out shares subject to forfeiture and unvested until such time the Issuer’s stock price reaches $12.50 per share for 20 days within any 30 consecutive trading days for the two-year period following the closing of the Business Combination, subject to continued employment at such time, (ii) 17,039 shares received in connection with the Business Combination and representing restricted earn-out shares subject to forfeiture and unvested until such time the Issuer’s stock price reaches $15.00 per share for 20 days within any 30 consecutive trading days for the three-year period following the closing of the Business Combination, subject to continued employment at such time, (iii) 17,166 shares of Common Stock held by Mr. Podnos and (iv) 198,938 shares of Common Stock issuable upon exercise of stock options held by Mr. Podnos that are exercisable within 60 days.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders during the fiscal year ended December 31, 2023 were satisfied.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under “Executive and Director Compensation” and “Management,” the following is a description of each transaction since January 1, 2022 and each currently proposed transaction in which:

a.	we have been or are to be a participant;

b.	the amount involved exceeds or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and

c.

any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Registration Rights Agreements

In connection with the execution of the Merger Agreement, we and certain stockholders of Legacy TOI and DFP entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within 30 business days of the closing of the Business Combination. That registration statement was filed on December 17, 2021 and declared effective on February 11, 2022. Certain Legacy TOI stockholders and DFP stockholders may each request to sell all or any portion of their registrable securities in an underwritten offering, or up to once in the case of a long-form registration, so long as the aggregate market price of the securities being registered exceeds $25.0 million at the time of the request. We also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.

We also entered into a registration rights agreement with the holders of our senior secured convertible notes (the “Noteholders Registration Rights Agreement”). The registration statement required under the Noteholders Registration Rights Agreement was filed on September 8, 2022 and declared effective on September 26, 2022. That agreement also provides for customary “piggyback” registration rights, payment of certain expenses by us, and indemnification of certain liabilities.

Director and Officer Indemnification

Our Charter and Bylaws provide for indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by Delaware law, subject to certain limited exceptions. We have entered into indemnification agreements with each member of our Board and several of our officers.

Procedures with Respect to Review and Approval of Related Person Transactions

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception of such conflicts of interest). We have adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly-held common stock that is listed on Nasdaq. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If the head of our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, the head of our legal department will be required to present to the audit committee all relevant facts and circumstances relating to the related person transaction. The audit committee will be required to review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our code of business conduct and ethics, and either approve or disapprove the related person transaction. If advance audit committee approval of a related person transaction requiring the audit committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the audit committee, subject to ratification of the transaction by the audit committee at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then, upon such recognition, the transaction will be presented to the audit committee for ratification at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the audit committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then-current related person transactions. No director will be permitted to participate in approval of a related person transaction for which he or she is a related person.

Our board of directors has delegated to the officers of the Company the right to approve certain commercial agreements entered into with related parties on arm’s length terms (as determined by the officers of the Company) in the ordinary course of business; provided, however, that any such agreement that is reasonably likely to require, during the term of such agreement, annual payments to or by the Company and its subsidiaries in excess of $500,000 shall be subject to approval in accordance with our related party transaction policy discussed above.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our Bylaws. Pursuant to Rule 14a-8 under the Exchange Act and our Bylaws, stockholder proposals that are intended to be presented at our 2025 annual meeting of stockholders and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us no later than December 31, 2024. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. Under our Bylaws, the deadline for submitting a stockholder proposal outside of Rule 14a-8 or a nomination for director that you intend to present at our 2025 annual meeting of stockholders is no later than the close of business on the 90th day (March 14, 2025), nor earlier than the 120th day (February 13, 2025) prior to the anniversary date of the immediately preceding annual meeting. Therefore, if the notice is received before February 13, 2025 or after March 14, 2025, it will be considered untimely, and we will not be required to present it at the 2025 annual meeting.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2025. Additional requirements with respect to stockholder proposals and director nominations are set forth in our Bylaws. We intend to use the WHITE proxy card in connection with the 2025 annual meeting.

Stockholder proposals must be in writing and should be addressed to our General Counsel, at our principal executive offices at 18000 Studebaker Rd., Suite 800, Cerritos, California 90703. It is recommended that stockholders submitting proposals direct them to our General Counsel and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Proxy Statement and Annual Report and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and other proxy materials mailed to you, please submit a written request to our General Counsel, at 18000 Studebaker Rd., Suite 800, Cerritos, California 90703, or email our Investor Relations at investors@theoncologyinstitute.com, and we will promptly send you what you have requested. You can also contact Investor Relations if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

OTHER MATTERS

We do not know of any business, other than as described in this Proxy Statement, that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents you from attending and voting at the Annual Meeting.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxies and information statements that we have filed electronically with the SEC at http://www.sec.gov. The information contained on our website, other than this proxy statement, is not considered proxy solicitation material and is not incorporated by reference herein.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WE FILED WITH THE SEC ON MARCH 28, 2024) WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO INVESTORS@THEONCOLOGYINSTITUTE.COM, THE ONCOLOGY INSTITUTE, INC., 1800 STUDEBAKER RD., SUITE 800, CERRITOS, CALIFORNIA 90703. THE SHARE OWNERSHIP OF THE STOCKHOLDER SUBMITTING THE STOCKHOLDER PROPOSAL MAY BE OBTAINED BY USING THE CONTACT INFORMATION ABOVE.

styleIPCYour votePROXY TABULATOR: P.O. BOX 8016, CARY, NC 27512-9903 matters!Have your ballot ready and please use one of the methods below for easy voting:Your control numberHave the 12 digit control number located in the box above available when you access the website and follow the instructions.Scan QR for digital votingThe Oncology Institute, Inc. Internet:www.proxypush.com/TOI• Cast your vote onlineAnnual Meeting of Stockholders • Have your Proxy Card ready• Follow the simple instructions to record your voteFor Stockholders of record as of April 15, 2024 Phone: Thursday, June 13, 2024 11:00 AM, Pacific Time 1-866-308-2713Annual Meeting to be held live via the internet—please visit • • Use any touch-tone telephone Have your Proxy Card readywww.proxydocs.com/TOI for more details. • Follow the simple recorded instructionsMail:• • Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paidYOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 11:00 AM, Pacific Time, June 13, 2024. Virtual:You must register to attend the Annual Meeting online and/or participate atThis proxy is being solicited on behalf of the Board of Directors www.proxydocs.com/TOIThe undersigned hereby appoints Brad Hively, Mihir Shah and Mark Hueppelsheuser (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of The Oncology Institute, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

The Oncology Institute, Inc. Annual Meeting of StockholdersPlease make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3BOARD OF DIRECTORSPROPOSAL YOUR VOTE RECOMMENDS1. Election of nine directors.FOR WITHHOLD1.01 Richard Barasch FOR#P2# #P2#1.02 Maeve O’Meara Duke FOR#P3# #P3#1.03 Brad Hively FOR#P4# #P4#1.04 Karen Johnson FOR#P5# #P5#1.05 Mohit Kaushal FOR#P6# #P6#1.06 Gabriel Ling FOR#P7# #P7#1.07 Anne McGeorge FOR#P8# #P8#1.08 Mark Pacala FOR#P9# #P9#1.09 Daniel Virnich FOR#P10# #P10#FOR AGAINST ABSTAIN2. Ratification of the appointment of BDO USA, P.C. as the independent registered public FOR accounting firm of the Company for 2024. #P11# #P11# #P11#3. Approval, for the purposes of Nasdaq Listing Rule 5635, of the issuances of the maximum FOR number of shares of Common Stock underlying our Secured Senior Convertible Notes and #P12# #P12# #P12# Warrants to purchase Common Stock.You must register to attend the Annual Meeting online and/or participate at www.proxydocs.com/TOIAuthorized Signatures—Must be completed for your instructions to be executed.Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.Signature (and Title if applicable) Date Signature (if held jointly) Date